SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only ( as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        IMAGING TECHNOLOGIES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x ]     No fee required

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)  Title of each class of securities to which transaction applies:

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)  Proposed maximum aggregate value of transaction:

         5)  Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                [ITEC LETTERHEAD]



April __, 1999


Dear Stockholder of Imaging Technologies Corporation:

It is a pleasure to send to you the attached notice and proxy materials with regard to the Annual Meeting of Stockholders (the "Meeting") of Imaging Technologies Corporation (the "Company").

The matters to be considered at the Meeting include election of directors, approval of an amendment to the Company's certificate of incorporation, approval of a stock option plan, approval of the issuance of all shares of Company Common Stock which the Company would be entitled to issue upon conversion of the Company's Series D Convertible Preferred Stock and the Company's Series E Convertible Preferred Stock and ratification of the selection of the Company's independent auditors. The Company's board of directors unanimously recommends that you vote FOR all of the above-mentioned proposals.

I hope you will be able to attend the Meeting. Whether or not you plan to attend the Meeting, however, we request that you sign, date and return the enclosed Proxy card as soon as possible.

If you should have any questions in regard to any of the above-mentioned proposals, please do not hesitate to call either me or Bruce Ahern of Customer Relations at (619) 613-1300.

We are grateful for the confidence you have shown in us.

                                       Sincerely yours,


                                       Brian Bonar
                                       President and Chief Executive Officer

                        IMAGING TECHNOLOGIES CORPORATION
                               11031 Via Frontera
                           San Diego, California 92127

                                 ---------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held [April __], 1999


                                 ---------------



         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of IMAGING TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), will be held at the Radisson Suites - Rancho Bernardo, 11520 W. Bernardo Court, San Diego, California, on Monday, [April __], 1999, 11 a.m., to consider and act upon the following:


         1. The election of five persons named in the accompanying Proxy Statement to serve as directors of the Company and until their successors are duly elected and qualified;

         2.       To  amend  the  Company's   Certificate  of  Incorporation  to
                  increase  the  number  of  the   Company's   preferred   stock
                  authorized to be issued from 10,000 shares to 100,000 shares;

         3. To approve the Company's 1998 Stock Option Plan (the "1998 Stock Option Plan"), pursuant to which 1,500,000 shares of the Company's common stock will be reserved for issuance over the term of the 1998 Stock Option Plan;

         4. To approve the issuance of all shares of Company Common Stock which the Company would be entitled to issue upon conversion of the Company's Series D Convertible Preferred Stock;

         5. To approve the issuance of all shares of Company Common Stock which the Company would be entitled to issue upon conversion of the Company's Series E Convertible Preferred Stock;

         6. To ratify the appointment of Boros & Farrington APC as the Company's independent auditors for the 1998 fiscal year ending June 30, 1999; and

         7. To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

         A Proxy Statement, form of Proxy and the Annual Report to Stockholders of the Company for the fiscal year ended June 30, 1998 are enclosed herewith. Only holders of record of common stock, $0.005 par value, at the close of business on February 15, 1999 are entitled to receive notice of and to attend the Meeting and any adjournment(s) thereof. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the executive offices of the Company. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Meeting. If you attend the Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Meeting will be counted. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.


         In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned by a vote of the majority of the votes cast by the stockholders entitled to vote thereon. Whether or not you expect to attend the Meeting, to assure that a quorum is present at the Meeting or an adjournment thereof and there are sufficient votes to vote on all of the foregoing proposals, please sign, date and return promptly your Proxy (even after [April __], 1999, the original Meeting date) in the stamp-addressed envelope provided.



                                          By Order of the Board of Directors



                                          Brian Bonar
                                          President and Chief Executive Officer


Dated: April __, 1999




                                    IMPORTANT
The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States.

                        IMAGING TECHNOLOGIES CORPORATION
                               11301 Via Frontera
                           San Diego, California 92127
                    ----------------------------------------

                                 Proxy Statement
                         Annual Meeting of Stockholders
                                [April __], 1999
                    ----------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Imaging Technologies Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Radisson Suites - Rancho Bernardo, 11520 W. Bernardo Court, San Diego, California on Monday, [April__], 1999 at 11 a.m., local time, and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

         The principal executive offices of the Company are located at 11301 Via Frontera, San Diego, California 92127. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is [April __], 1999.



                                VOTING SECURITIES

Voting


         The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. On February 15, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, 16,860,151 shares of the Company's common stock, par value $0.005 (the "Common Stock"), were issued and outstanding and 1,570.5 shares of the Company's preferred stock, par value $1,000, were issued and outstanding of which 420.5 were shares of 5% Convertible Preferred Stock, 600 were shares of Series D Convertible Preferred Stock (the "Series D Stock") and 550 were shares of Series E Convertible Preferred Stock (the "Series E Stock"). Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on February 15, 1999. Each stockholder of the Series D Stock and Series E Stock is entitled to one vote for each whole share of Common Stock into which each share of Series D Stock and Series E Stock held by each stockholder is convertible on the date immediately prior to February 15, 1999, which will be approximately 2,910 votes per share of issued and outstanding Series D Stock and approximately 1,951 votes per share of issued and outstanding Series E Stock; provided, however, that in no event shall a stockholder of Series D Stock be entitled to vote more than 9.999% of the number of shares entitled to be voted on any particular matter.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding voting shares of Common Stock, including the number of shares of Common Stock entitled to be voted by the holders of the Series D Stock and the Series E Stock, entitled to vote at the Meeting is necessary to constitute a quorum.

A vote of a majority of the outstanding voting shares of Common Stock, including the number of shares of Common Stock entitled to be voted by the holders of the Series D Stock and the Series E Stock, entitled to vote at the Meeting will be required for the approval of the amendment to the Company's certificate of incorporation. A vote of the holders of a majority of the number of outstanding shares of Common Stock, including the number of shares of Common Stock entitled to be voted by the holders of the Series D Stock and the Series E Stock, present in person or represented by proxy at the Meeting and entitled to vote at the Meeting will be required for the election of directors, approval of a stock option plan and approval of the issuance of all shares of Common Stock which the Company would be entitled to issue upon conversion of the Series D Stock and the Series E Stock.


         Although the Company is a Delaware corporation, under Section 2115 of the California Corporations Code, certain provisions of the California Corporation Code apply to the Company because of the residence of the Company's stockholders and the extent of its business operations and assets in California. The provisions pertaining to certain requirements of cumulative voting apply to the Company.

         Stockholders have cumulative voting rights when voting for directors. Accordingly, any stockholder may multiply the number of votes he or she is entitled to vote by the number of directors to be elected and allocate votes among the candidates in any manner. However no voting stockholder may cumulative votes unless the name(s) of the director candidate or candidates have been placed in nomination prior to the voting and the stockholder has given notice at the Meeting prior to voting of the stockholder's intention to cumulate its shares. If any one stockholder has given a notice of its intention to cumulate votes then all stockholders may cumulate their votes for director candidates in nomination. Stockholders may exercise such cumulative voting rights, either in person or proxy after providing the proper notice. The five director nominees receiving the highest number of votes will be elected.

         The Board intends to vote proxies equally for the five nominees unless otherwise instructed on the Proxy Card. If you do not wish your votes to be voted for particular nominees, please identify the exceptions in the designated place on the Proxy Card. If at the time of the Meeting one or more of the nominees have become unavailable to serve, votes represented by Proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board. Directors elected at the Meeting will hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified.

         All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes except in regard to the election of directors, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.


Proxies

         If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposals 1, 2, 3, 4, 5 and 6 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Meeting by filing with the General Counsel of the Company at the Company's principal executive offices at 11031 Via Frontera, San Diego, California 92127, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Meeting and voting in person.



Solicitation

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the form of Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition to the solicitation of Proxies by mail, Proxies may be solicited without extra compensation paid by the Company by directors, officers and employees of the Company by telephone, facsimile, telegraph or personal interview. The Company also has engaged the proxy solicitation firm of W.F. Doring & Co., Inc. to solicit votes for the Meeting for a fee of approximately $5,000, plus reimbursement of certain expenses.



                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its executive offices not later than October 29, 1999 in order that such proposals may be included in the Proxy Statement and form of Proxy relating to such meeting.

                     MATTERS TO BE CONSIDERED AT THE MEETING


                                   PROPOSAL 1
                              ELECTION OF THE BOARD


Nominees For Election as Directors

         The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Management has selected five nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. The proxies received by the Proxy holders cannot be voted for more than five directors, and, unless otherwise instructed, the Proxy holders will vote such proxies for the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Meeting will be elected directors of the Company.

         If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The Board is not aware of any circumstances that would render any nominee unavailable for election.

         The following table sets forth certain information regarding the nominees for election as directors.


Name                      Age      Since         Director Title
----                      ---      ----          --------------

Harry J. Saal             55       1983          Director, Chairman of the
                                                 Board
Brian Bonar               51       1995          Director, President and Chief
                                                 Executive Officer
A. L. Dubrow              65       1997          Director
David M. Carver           51       1998          Director
Warren T. Lazarow         39       1998          Director


         Harry J. Saal has served as a director of the Company since 1983 and became the Company's Chairman of the Board in December 1995. From September 1993 through November 1995, Dr. Saal was President and Chief Executive Officer of Smart Valley, Inc., a company which helped create an electronic community in the San Francisco Bay Area. In addition, from 1986 until 1993, Dr. Saal was the President and a director of Network General Corporation, a company engaged in the design, manufacture and sale of diagnostic systems for local area networks (and related products). Dr. Saal serves as a director of Inprise Corporation.

         Brian Bonar has served as a director of the Company since August 1995. From August 1992 through April 1994, Mr. Bonar served as the Company's Director of Technology Sales and from April 1994 through September 1994, as the Company's Vice President, Sales and Marketing. In September 1994, Mr. Bonar became the Company's Executive Vice President, Sales, Marketing and, Engineering and in July 1997, Mr. Bonar was appointed as the Company's President and Chief Operating Officer. In April 1998, he was appointed as the Company's Chief Executive Officer. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developer located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

         A. L. Dubrow has served as a director of the Company since February 1997, at which time he was appointed as the Company's Vice President, Special Projects, a post in which he served until the middle of 1997. In 1996, Mr. Dubrow was involved in the acquisition and restructuring of NewGen Systems, Inc. and served as its President and Chief Executive Officer prior to such acquisition. From 1977 to April 1995, Mr. Dubrow was part of the senior management of BW/IP, an operation acquired from Borg Warner, where Mr. Dubrow served as General Manager from 1977 to 1992 and as Chief Operating Officer until April 1995.

         David M. Carver has served as a director of the Company from June 1998. From November 1995 through December 1997, Mr. Carver served in several key management positions, including Executive Vice President and Chief Operating Officer, of Network General Corporation, the $250-million software firm which in December 1997 merged with McAfee Associates to form Network Associates. From March 1994 to October 1995, Mr. Carver worked as an independent consultant for Institutional Venture Partners developing investment strategies for Internet business opportunities. Mr. Carver also spent 20 years with the Hewlett- Packard Company holding numerous management positions in the areas of sales and marketing.

         Warren T. Lazarow has served as a director of the Company since June 1998. Since 1994, Mr. Lazarow has been a partner at the law firm of Brobeck, Phleger & Harrison LLP, an international legal firm specializing in emerging growth companies. Mr. Lazarow represents a broad range of technology companies. Mr. Lazarow received his law degree from Brooklyn Law School and his A.B. degree, cum laude, from the Woodrow Wilson School of Public and International Affairs at Princeton University.


Board Committees and Meetings

         The Board held twelve meetings and acted by unanimous written consent on three occasions during the fiscal year ended June 30, 1998 (the "1998 Fiscal Year"). The Board has an Audit Committee and a Compensation Committee. Each director attended or participated in seventy-five percent or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1998 Fiscal Year.

         The Audit Committee currently consists of three directors, Mr. Dubrow, Mr. Carver and Mr. Lazarow, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held two meetings during the 1998 Fiscal Year.

         The Compensation Committee of the Company's Board (the "Compensation Committee") currently consists of two directors, Dr. Saal and Mr. Carver, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee is also responsible for the administration and award of stock options under the Company's stock option plans, as well as, the award of stock options and warrants issued pursuant to individual stock option and warrant agreements. The Compensation Committee held two meetings and did not act by unanimous written consent during the 1998 Fiscal Year.


Director Compensation

         Directors who are not employees of the Company or one of its subsidiaries receive meeting fees for each Board meeting or Board committee meeting attended. The per meeting fee is $4,500 plus travel expenses for Dr. Saal and is $2,500 plus travel expenses for Messrs. Carver and Lazarow. No fees were paid in the 1998 Fiscal Year and as of such fiscal year end, $63,000 of unpaid meeting fees were accrued and unpaid to Dr. Saal and $5,000 of unpaid meeting fees were accrued and unpaid to each of Messrs. Carver and Lazarow.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.



                                   PROPOSAL 2
            APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                                 PREFERRED STOCK


         On January 7, 1998, the Board adopted a resolution by unanimous written consent approving a proposal to amend Article Fourth of the Company's
Certificate of Incorporation (the "Certificate") to increase the number of shares of Preferred Stock which the Company is authorized to issue from 10,000 shares to 100,000 shares. The Board determined that such amendment is advisable and directed that the proposed amendment be considered at the Meeting.


Purposes and Effects of Increasing the Number of Authorized Shares of Preferred Stock

         The proposed amendment would increase the number of shares of Preferred Stock which the Company is authorized to issue from 10,000 shares to 100,000 shares. The additional 90,000 shares will be a part of the existing Preferred Stock and, if and when issued, shall be divided into series. Such series of Preferred Stock will have the rights, preferences, privileges and restrictions granted to or imposed by the Certificate or by the Board acting pursuant to the Certificate.

         Reference is made to the proposed amendment to Article Fourth of the Company's Certificate which is substantially set forth in the form listed under the heading "Proposed New Article Fourth to the Company's Certificate of Incorporation" in Exhibit A to this Proxy Statement.

         The Company has no present plans, arrangements or understandings for the issuance or use of the proposed additional shares of Preferred Stock. However, the Board believes that the adoption of the proposed amendment is advantageous to the Company and its stockholders. The proposed amendment would provide additional authorized shares of Preferred Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange on which the Company's securities may then be listed), for corporate purposes which the Board may deem desirable, including, without limitation, financings and acquisitions.

         The authority possessed by the Board to issue Preferred Stock could also potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult or costly to achieve. However, depending on, among other things, the voting rights and the conversion rights assigned to the Preferred Stock, the issuance of Preferred Stock may adversely effect the market price of the Common Stock and may result in dilution of the voting power of the holders of Common Stock, including the possibility of the loss of voting control to the holders of Preferred Stock.

         If the proposed amendment is adopted, there will be 97,398.5 authorized shares of Preferred Stock that will not be outstanding or reserved for issuance. As of the record date, February 15, 1999, the Company had 1,570.5 shares of Preferred Stock issued and outstanding.


                              STOCKHOLDER APPROVAL


         In accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to adopt this proposed amendment.


         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS
         PROPOSAL.



                                   PROPOSAL 3
                APPROVAL OF 1998 STOCK OPTION/STOCK ISSUANCE PLAN



         The Company's stockholders are being asked to approve the 1998 Stock Option Plan (the "1998 Stock Option Plan"), pursuant to which 1,500,000 shares of Common Stock will be reserved for issuance. The Board has authorized the implementation of the 1998 Stock Option Plan as a comprehensive equity incentive program to attract and retain the services of those persons essential to the Company's growth and financial success. The 1998 Stock Option Plan was adopted by the Board on October 26, 1998 and would become effective if the proposal is approved by a majority of the shares of Common Stock entitled to vote at the Meeting.


         At the Company's 1996 Annual Meeting of Stockholders, the Company's stockholders approved the implementation of the 1997 Stock Option Plan and 1997 Stock Purchase Plan; however, these plans have not been implemented and if this proposal is approved by stockholders, the 1997 Stock Option Plan and the 1997 Stock Purchase Plan would be terminated.

         The following summary describes the material features of the 1998 Stock Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1998 Stock Option Plan. A complete form of the 1998 Stock Option Plan has been attached hereto as Exhibit B.


         The following is a summary of the material features of the 1998 Stock Option Plan.


Shares Subject to the Option Plan and Eligibility

         The 1998 Stock Option Plan authorizes the grant of options to purchase a maximum of 1,500,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees and directors of, and consultants to, the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 1998 Stock Option Plan.


Type of Options

         Options granted under the 1998 Stock Option Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.


Administration

         The 1998 Stock Option Plan is to be administered by the Compensation Committee, which will consist of "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also expected that Committee members will be "outside directors," within the meaning of Section 162(m) of the Code. Those administering the 1998 Stock Option Plan are referred to as the "Administrators."

         Among other things, the Administrators are empowered to determine, within the express limits contained in the 1998 Stock Option Plan, the employees, consultants and directors to be granted options, whether an option granted to an employee is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms and conditions relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment and the form of payment of the exercise price, to construe each stock option contract between the Company and an optionee and, with the consent of the optionee, to cancel or modify an option. The Administrators are also authorized to prescribe, amend and rescind rules and regulations relating to the 1998 Stock Option Plan and make all other determinations necessary or advisable for administering the 1998 Stock Option Plan.

Terms and Conditions of Options

         Options granted under the 1998 Stock Option Plan are subject to, among other things, the following terms and conditions:

         (a) The exercise price of each option is determined by the Administrators; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

         (b) Options may be granted for terms established by the Administrators; provided, however, that the term of an ISO may not exceed ten years (five years if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

         (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 250,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

         (d) The exercise price of each option is payable in full upon exercise or, if the Administrators permit, in installments. Payment of the exercise price of an option may be made in cash, or, if the Administrators permit, in shares of the Company's Common Stock or any combination thereof.

         (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (f) Except as may otherwise be provided in the option contract related to the option, if the optionee's relationship with the Company as an employee, director or consultant is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship at any time, within three months thereafter, but in no event after the expiration of the term of the option; provided, however, that if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. Except as may be provided in the option contract related to the option, an option is not affected by a change in the status of an optionee so long as the optionee continues to be an employee or director of, or a consultant to, the Company. Except as otherwise provided in the optionee's option contract, in the case of the death of an optionee while an employee, director or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, at any time within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the optionee's option contract, an optionee whose relationship with the Company is terminated by reason of disability may exercise the option, to the extent exercisable at the effective date of such termination, at any time within one year thereafter, but not after the expiration of the term of the option.

         (g) The Company may withhold cash and/or, with the consent of the Administrators, shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant, exercise or vesting of an option or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.


Adjustment in Event of Capital Changes

         In the event of any change in the Company's Common Stock by reason of any stock dividend, stock split, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, exchange of shares or the like, the following adjustments to the 1998 Stock Option Plan shall be made to:

         o the number and kind of shares available under the 1998 Stock Option Plan;

         o        the number and kind of shares subject to the 1998 Stock Option
                  Plan;

         o        each outstanding option;

         o        the exercise prices of outstanding options; and

         o the limitations on the number of shares that may be granted to any employee in any calendar year.

         Any outstanding options shall terminate upon the earliest occurrence of any of the following events, unless other provision is made therefor in the applicable event:

         o        the liquidation or dissolution of the Company; or

         o a transaction (or series of related transactions) that is approved by a majority of the members of the Board as elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets)

         in which either:

                  o the voting power (in the election of directors generally) of the Company's voting securities outstanding immediately prior to such transaction ceases to represent at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction; or

                  o the registration of the Company's Common Stock under the Securities Exchange Act of 1934 is terminated.

Duration and Amendment of the 1998 Stock Option Plan

         No option may be granted under the 1998 Stock Option Plan after October 25, 2008. The Board may at any time terminate or amend the 1998 Stock Option Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would:

         o except as a result of the anti-dilution adjustments described above, increase the maximum number of shares for which options may be granted under the 1998 Stock Option Plan or increase the maximum number of shares covered by options that may be granted to an employee in any calendar year;

         o        change  the   eligibility  requirements  for  persons  who may
                  receive options under the 1998 Stock Option Plan; or

         o make any change for which applicable law requires stockholder approval.

         No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.


Federal Income Tax Treatment

         The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. In addition, the rules summarized herein are based on laws, regulations, cases and rulings currently in effect, all of which are subject to change possibly on a retroactive basis.

         An optionee does not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

         Upon the exercise of a NQSO, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally is entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, the optionee recognizes long-term or short-term capital gain or loss equal to the difference between the amount realized on such sale and the fair market value of the shares on the date acquired (plus or minus any other adjustments to the basis of the shares), depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

         Upon the exercise of an ISO, the optionee does not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the optionee, the optionee recognizes long-term capital gain or loss and the Company is not entitled to a deduction. However, if the optionee disposes of such shares within another required holding period, all or a portion of the gain is treated as ordinary income and the Company generally is entitled to deduct such amount.

         In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment that increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.


Valuation

         On March 5, 1999, the closing price of the Company's Common Stock on The Nasdaq SmallCap Market was $1.50 per share.



                              STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Meeting is required for approval of the 1998 Stock Option Plan. Should such stockholder approval not be obtained, then the 1998 Stock Option Plan will terminate and all options previously granted under the 1998 Stock Option Plan will terminate without becoming exercisable for any of the shares of Common Stock subject to those options and no further option grants or stock issuances will be made under the 1998 Stock Option Plan. The Company's 1997 Stock Option Plan will, however, continue to remain in effect, and option grants may be made pursuant to the provisions of that plan, if implemented, until the available reserve of Common Stock under such plan is issued.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1998 STOCK OPTION PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND NON-EMPLOYEE BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                                   PROPOSAL 4
          APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK
             UPON CONVERSION OF SERIES D CONVERTIBLE PREFERRED STOCK


General


         As of January 13, 1999, the Company entered into a Securities Purchase Agreement (the "Series D Agreement") with certain investors for an aggregate purchase price of $2.4 million for the private placement by the Company of up to 1,200 units. Each unit consists of the following securities:


         o one share of Series D Convertible Preferred Stock (the "Series D Stock"); and


         o 2,000 warrants (the "Series D Warrants") exercisable for shares of Common Stock.

         The Series D Stock is immediately convertible into shares of Common Stock as more fully described below; provided, however, each of the investors has agreed that in no event shall it be permitted to convert any shares of Series D Stock in excess of the number of such shares upon the conversion of which,


         o the number of shares of Common Stock owned by such investor (other than shares of Common Stock issuable upon conversion of Series D Stock or upon exercise of Series D Warrants) added to


         o the number of shares of Common Stock issuable upon conversion of such shares of Series D Stock or exercise of Series D Warrants,


         would be equal to or exceed

         o 9.999 percent of the number of shares of Common Stock then issued and outstanding, including the shares that would be issuable upon conversion of the Series D Stock or exercise of Series D Warrants held by such investor.


         The Company will not be able to issue at a price below the market price an aggregate amount of shares of Common Stock equal to 20 percent or more of the outstanding Common Stock of the Company unless this proposal is approved by the Company's stockholders. See below "Reason for Stockholder Approval." In the event that approval is not obtained from stockholders, the Company will issue, upon proper notification from the investors, Common Stock upon conversion of Series D Stock or exercise of Series D Warrants at a price below the market price up to the agreed upon pro rata amounts not to exceed 20 percent of the Company's Common Stock then outstanding , and all additional shares of Common Stock issued upon conversion of the Series D Stock or exercise of the Series D Warrants of the Company will be issued at the market price of the Common Stock on the applicable conversion or exercise date.


         The Company intends to use the proceeds from the sale of the securities for working capital and general corporate purposes.

Funding Pursuant to the Series D Agreement

         Pursuant to the Series D Agreement, the Company agreed to issue and sell to the Series D investors $2.4 million of Series D Stock and Series D Warrants. To date, the Company has issued and sold $1.2 million of Series D Stock and Series D Warrants. The Company shall issue and sell to the investors the remaining $1.2 million of Series D Stock and Series D Warrants within two business days after the Securities and Exchange Commission ("SEC") has declared effective a registration statement (the "Registration Statement") filed with the SEC.


Description of Series D Stock

         The Series D Stock is immediately convertible into shares of the Company's Common Stock at a floating conversion rate that is significantly below market price as of March 5, 1999, which is the lesser of (A) $.50 and (B) an amount equal to 70 percent of the closing bid price per share of Common Stock on the Nasdaq SmallCap Market for the three trading days having the lowest closing bid price during the 30 trading days prior to the date on which the applicable investor gives to the Company notice of conversion of Series D Stock. As a result of this floating conversion rate, the lower the market price for a share of Common Stock, the more shares of Common Stock will be issued upon conversion of the Series D Stock. Accordingly, there is theoretically no limit on the number of shares of Common Stock which may be issued upon conversion of the Series D Stock. To the extent the Series D stockholders convert their Series D Stock, the market price of the Common Stock may decrease due to the additional shares of Common Stock coming into the market. A decrease in the market price of the Common Stock could allow the Series D stockholders to convert their Series D Stock into even more shares of Common Stock, perhaps further decreasing the market price of the Common Stock. This downward pressure on the market price caused by the conversion of Series D Stock could encourage short sales by the Series D stockholders, which could result in the further downward pressure on the market price of the Common Stock.

         Each investor in Series D Stock shall have the right to vote, except as otherwise required by Delaware law, on all matters on which holders of Common Stock have the right to vote on with each such investor having the right to cast one vote for each whole share of Common Stock into which each share of Series D Stock held by such investor is convertible immediately prior to the record date for the determination of stockholders entitled to vote; provided, however, that in no event shall a holder be entitled to vote more than 9.999 percent of the number of shares entitled to be voted on any matter. The holders of Series D Stock have no rights to receive dividends.

         The following table describes the amount of shares of Common Stock into which the Series D Stock is convertible at various percentages of the market price as of March 5, 1999 and the percentages of the total outstanding Common Stock represented by such conversion of Series D Stock following such conversion and exercise of the Series D Warrants:


                                                                      Percentage of the Outstanding
                                                                      Common Stock  represented by the
                                                                      Shares of Common Stock issuable
                                                                      upon conversion of the Series D
                                                                      Stock following conversion of the
 Conversion Price (any market price        Number of Shares of       Series D Stock and exercise of the
     over $.50 per share would be       Common Stock issuable upon      Series D Warrants (assuming the
 converted at the conversion price of   conversion of the Series D    Series D Warrants are exercised at
            $.50 per share)                        Stock                        $.875 per share)
           -----------------                      -------                      -----------------

At $1.50 per share, market price at
March 5, 1999                                    4,800,000                           19.2%
At $1.125 per share (75% of market
price at March 5, 1999)                          4,800,000                           19.2%
At $.75 per share (50% of market
price at March 5, 1999)                          4,800,000                           19.2%
At $.375 per share (25% of market                6,400,000                           24.1%
price at March 5, 1999)


Description of Series D Warrants

         Upon the completion of the issuance of all of the Series D Stock and Series D Warrants, each of the investors will have received the number of Series D Warrants that directly corresponds with the dollar amount such investor invested in the Series D Stock and Series D Warrants. The Series D Warrants have an exercise price of $.875 and an exercise period of five years from the date of issuance. The exercise price of the Series D Warrants will be adjusted and the number of shares of Common Stock to be issued upon exercise of the Series D Warrants will be adjusted upon the occurrence of, among other things, the merger or sale of the Company, recapitalization, reorganization or reclassification of the Company's capital. In the event the Company issues shares of Common Stock at a price which is below the then market price, the exercise price shall be adjusted downward resulting in the issuance of additional shares of Common Stock upon exercise of the Series D Warrants.

         The following table describes the amount of shares of Common Stock for which the Series D Warrants are exercisable at various percentages of the market price as of March 5, 1999 and the percentages of the total outstanding Common Stock represented by such exercise of the Series D Warrants following such exercise and the conversion of the Series D Stock:



                                                                                    Percentage of the Outstanding
                                                                                   Common Stock represented by the
                                                                                   Shares of Common Stock issuable
                                                                                    upon exercise of the Series D
                                                                                  Warrants following conversion of
                                                 Number of Shares of              the Series D Stock (assuming the
                                              Common Stock issuable upon         Series D Stock is converted at $.50
         Exercise price of the                 exercise of the Series D            per share) and exercise of the
           Series D Warrants                           Warrants                           Series D Warrants
          -------------------                         ----------                         ------------------

At the exercise price of $.875 per
share                                                 2,400,000                                  9.6%
At the exercise price of $.65625 per
share                                                 3,200,000                                 12.4%
At the exercise price of $.4375 per
share                                                 4,800,000                                 17.5%
At the exercise price of $.21875 per                  9,600,000                                 29.8%
share


Reason for Stockholder Approval

         Under the rules of the National Association of Securities Dealers, issuers whose securities are listed on the Nasdaq Small Cap Market, the exchange on which the Common Stock is listed, are required to obtain stockholder approval, prior to the issuance of securities in connection with a transaction other than a public offering involving:

         o the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than (i) the greater of book or (ii) market value of the stock, which together with sales by officers, directors or substantial stockholders of the company equals 20 percent or more of common stock or 20 percent or more of the voting power outstanding before the issuance; or

         o the sale or issuance by the Company of common stock (or securities convertible into or exercisable to purchase common stock) equal to 20 percent or more of the common stock or 20 percent or more of the voting power outstanding before the issuance for less than (i) the greater of book value or (ii) market value of the stock.


         Based on the closing bid price per share of Common Stock on the Nasdaq SmallCap Market on March 5, 1999, and assuming that all of the Series D Stock and Series D Warrants were issued, the Common Stock issuable pursuant to the Series D Agreement would be more than 20 percent of the shares of outstanding Common Stock as of March 5, 1999 (assuming, and after taking into account, the full conversion of the Series D Stock and the exercise of all of the Series D Warrants, issued pursuant to the Series D Agreement). On a fully diluted basis, the Common Stock issuable pursuant to the full conversion and exercise of the Series D Stock and Series D Warrants at March 5, 1999 would be approximately 28.8 percent of the Common Stock outstanding following such conversion and exercise. Accordingly, the full conversion and exercise of the Series D Stock and Series D Warrants into shares of Common Stock would result in substantial dilution to the interests of the holders of Common Stock.

         Therefore, the Board seeks stockholder approval of the Company's issuance of shares of Common Stock pursuant to the conversion or exercise, as applicable, of the Series D Stock and Series D Warrants which, if issued to the full extent, could potentially result in the Company issuing 20 percent or more of the shares of Common Stock outstanding. Stockholders are being asked to approve only this proposed issuance and are not being asked to approve any other aspect of the proposed Series D Agreement.



                              STOCKHOLDER APPROVAL


         A vote of the holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by Proxy at the Meeting and entitled to vote at the Meeting, is required to approve the issuance of the shares of Common Stock issuable pursuant to the conversion or exercise of the Series D Stock and Series D Warrants.


         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS
         PROPOSAL.



                                   PROPOSAL 5
          APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK
             UPON CONVERSION OF SERIES E CONVERTIBLE PREFERRED STOCK


General


         As of February 2, 1999, the Company entered into a Securities Purchase Agreement (the "Series E Agreement") with certain investors for an aggregate purchase price of up to $5.15 million and as of February 19, 1999, the Company entered into an Exchange Agreement (the "Exchange Agreement") with certain investors for a conversion of debt into equity of approximately $1.1 million. The Series E Agreement and Exchange Agreement provide for the private placement by the Company of up to 1,250 units. Each unit consists of the following securities:


         o one share of Series E Convertible Preferred Stock (the "Series E Stock"); and


         o 5,000 warrants (the "Series E Warrants") exercisable for shares of Common Stock.]

         The Series E Stock is immediately convertible into shares of Common Stock as more fully described below.

         The Company will not be able, pursuant to the Series E Agreement and Exchange Agreement, to issue at a price below the market price an aggregate amount of shares of Common Stock equal to 20 percent or more of the outstanding Common Stock of the Company unless this proposal is approved by the Company's stockholders. See below "Reason for Stockholder Approval." In the event that approval is not obtained from stockholders, the Company will issue, upon proper notification from the investors, Common Stock upon conversion of Series E Stock and exercise of Series E Warrants at a price below the market price up to the agreed upon pro rata amounts not to exceed 20 percent of the Company's Common Stock then outstanding, and all additional shares of Common Stock issued upon conversion of the Series E Stock or exercise of the Series E Warrants will be issued at the market price of the Common Stock on the applicable conversion or exercise date.

         The Company intends to use the proceeds from the sale of the Series E Stock and Series E Warrants for working capital and general corporate purposes.



Funding Pursuant to the Series E Agreement and Exchange Agreement


         Series E Agreement

         Pursuant to the Series E Agreement, the Company has issued and sold or converted for debt $4,055,000 of Series E Stock and Series E Warrants. The Company shall issue and sell to the investors the an additional $250,000 of Series E Stock and Series E Warrants within two business days after the SEC has declared effective the Registration Statement filed with the SEC.

         Exchange Agreement

         Pursuant to the Exchange Agreement, if this proposal is passed by the majority of shares of Common Stock entitled to vote at this Meeting, the Company would issue Series E Stock and Series E Warrants in exchange for $1.1 million of debt.


Description of Series E Stock

         The Series E Stock is immediately convertible into shares of the Company's Common Stock at a floating conversion rate that is significantly below market price as of March 5, 1999, which is the lesser of (A) $.50 and (B) an amount equal to 70 percent of the closing bid price per share of Common Stock on the Nasdaq SmallCap Market for the three trading days having the lowest closing bid price during the 30 trading days prior to the date on which the applicable investor gives to the Company notice of conversion of Series E Stock. As a result of this floating conversion rate, the lower the market price for a share of Common Stock, the more shares of Common Stock will be issued upon conversion of the Series E Stock. Accordingly, there is theoretically no limit on the number of shares of Common Stock which may be issued upon conversion of the Series E Stock. To the extent the Series E stockholders convert their Series E Stock, the market price of the Common Stock may decrease due to the additional shares of Common Stock coming into the market. A decrease in the market price of the Common Stock could allow the Series E stockholders to convert their Series E Stock into even more shares of Common Stock, perhaps further decreasing the market price of the Common Stock. This downward pressure on the market price caused by the conversion of Series E Stock could encourage short sales by the Series E stockholders, which could result in further downward pressure on the market price of the Common Stock.

         Each investor in Series E Stock shall have the right to vote, except as otherwise required by Delaware law, on all matters on which holders of Common Stock have the right to vote on with each such investor having the right to cast one vote for each whole share of Common Stock into which each share of Series E Stock held by such investor is convertible immediately prior to the record date for the determination of stockholders entitled to vote. The holders of Series E Stock have no rights to receive dividends.

         The following table describes the amount of shares of Common Stock into which the Series E Stock is convertible at various percentages of the market price as of March 5, 1999 and the percentages of the total outstanding Common Stock represented by such conversion of Series E Stock following such conversion and the exercise of the Series E Warrants:

                                                                                 Percentage of the Outstanding
                                                                                 Common Stock  represented by the
                                                                                 Shares of Common Stock issuable
                                                                                 upon conversion of the Series E
                                                                                   Stock following conversion of
  Conversion Price (any market price                                               Series E Stock and exercise of
     over $.50 per share would be                Number of Shares of               the Series E Warrants (assuming
 converted at the conversion price of      Common Stock issuable upon the            the Series E Warrants are
            $.50 per share)                  conversion of Series E Stock           exercised at $.875 per share)
--------------------------------------     ------------------------------       ----------------------------------

At $1.50 per share, market price at
March 5, 1999                                         12,500,000                                34.2%
At $1.125 per share (75% of market
price at March 5, 1999)                               12,500,000                                34.2%
At $.75 per share (50% of market
price at March 5, 1999)                               12,500,000                                34.2%
At $.375 per share (25% of market                     16,666,666                                40.9%
price at March 5, 1999)


Description of Series E Warrants

         Upon the completion of the issuance of all of the Series E Stock and Series E Warrants, each of the investors will have received the number of Series E Warrants that directly corresponds with the dollar amount such investor invested in the Series E Stock and Series E Warrants. The Series E Warrants have an exercise period of $.875 and an exercise term of five years from the date of issuance. The exercise price of the Series E Warrants will be adjusted and the number of shares of Common Stock to be issued upon exercise of the Series E Warrants will be adjusted upon the occurrence of, among other things, the merger or sale of the Company, recapitalization, reorganization or reclassification of the Company's capital. In the event the Company issues shares of Common Stock at a price which is below the then market price, the exercise price shall be adjusted downward resulting in the issuance of additional shares of Common Stock upon exercise of the Series E Warrants.

         The following table describes the amount of shares of Common Stock for which the Series E Warrants are exercisable at various percentages of the market price as of March 5, 1999 and the percentages of the total outstanding Common Stock represented by such exercise of the Series E Warrants following such exercise and the conversion of the Series E Stock:



                                                                                    Percentage of the Outstanding
                                                                                   Common Stock represented by the
                                                                                   Shares of Common Stock issuable
                                                                                    upon exercise of the Series E
                                                                                  Warrants following conversion of
                                                 Number of Shares of              the Series E Stock (assuming the
                                              Common Stock issuable upon         Series E Stock is converted at $.50
         Exercise price of the                 exercise of the Series E            per share) and exercise of the
           Series E Warrants                           Warrants                           Series E Warrants
          -------------------                         ----------                         ------------------

At the exercise price of $.875 per
share                                                 6,250,000                                 17.1%
At the exercise price of $.65625 per
share                                                 8,333,333                                 21.6%
At the exercise price of $.4375 per
share                                                 12,500,000                                29.2%
At the exercise price of $.21875 per                  25,000,000                                45.2%
share


Reason for Stockholder Approval

         Under the rules of the National Association of Securities Dealers, issuers whose securities are listed on the Nasdaq Small Cap Market, the exchange on which the Common Stock is listed, are required to obtain stockholder approval, prior to the issuance of securities in connection with a transaction other than a public offering involving:

         o the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than (i) the greater of book or (ii) market value of the stock, which together with sales by officers, directors or substantial stockholders of the company equals 20 percent or more of common stock or 20 percent or more of the voting power outstanding before the issuance; or

         o the sale or issuance by the Company of common stock (or securities convertible into or exercisable to purchase common stock) equal to 20 percent or more of the common stock or 20 percent or more of the voting power outstanding before the issuance for less than the greater of (i) book value or (ii) market value of the stock.


         Based on the closing bid price per share of Common Stock on the Nasdaq SmallCap Market on March 5, 1999, and assuming that all of the Series E Stock and Series E Warrants were issued, the Common Stock issuable pursuant to the Series E Agreement and the Exchange Agreement would be more than 20 percent of the shares of outstanding Common Stock as of March 5, 1999 (assuming, and after taking into account, the full conversion of the Series E Stock and the exercise of all of the Series E Warrants, issued pursuant to the Series E Agreement and Exchange Agreement). On a fully diluted basis, the Common Stock issuable pursuant to the full conversion and exercise of the Series E Stock and Series E Warrants at March 5, 1999 would be approximately 51.3 percent of the Common Stock outstanding following such conversion and exercise. Accordingly, full conversion and exercise of the Series E Stock and Series E Warrants into shares of Common Stock would result in substantial dilution to the interests of the holders of Common Stock.

         Therefore, the Board seeks stockholder approval of the Company's issuance of shares of Common Stock pursuant to the conversion or exercise of the Series E Stock and Series E Warrants which, if issued to the full extent, could potentially result in the Company issuing 20 percent or more of the shares of Common Stock outstanding. Stockholders are being asked to approve only this proposed issuance and are not being asked to approve any other aspect of the Series E Agreement and Exchange Agreement.



                              STOCKHOLDER APPROVAL


         A vote of the holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by Proxy at the Meeting and entitled to vote at the Meeting, is required to approve the issuance of shares of Common Stock issuable upon conversion and exercise of the Series E Stock and Series E Warrants.


         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS
         PROPOSAL.



                                   PROPOSAL 6
                      RATIFICATION OF INDEPENDENT AUDITORS


         The Board has appointed the firm of Boros & Farrington APC, independent public auditors for the Company during the 1998 Fiscal Year, to serve in the same capacity for the year ending June 30, 1999, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Meeting is required to ratify the selection of Boros & Farrington APC.

         In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

         A representative of Boros & Farrington APC is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
         RATIFICATION OF THE SELECTION OF BOROS & FARRINGTON APC TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1999.



                                  OTHER MATTERS


         The Company knows of no other matters that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.



                             OWNERSHIP OF SECURITIES


         The following table sets forth certain information known to the Company with respect to the beneficial ownership of Common Stock as of February 10, 1999, by (i) all persons who are beneficial owners of five percent (5 percent) or more of the Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.



                                                                                                  Percentage
                                                                Shares of Common             Of Shares Of Common
                                                               Stock Beneficially             Stock Beneficially
          Beneficial Ownership of Common Stock                       Owned                        Owned (1)
          ------------------------------------                      -------                      ----------

Harry J. Saal Trust UTA Dated 7/19/72 (2)...............            5,604,333                        25.6%
Balmore Funds S.A. (3)..................................            3,000,000                        15.5%
Austost Anstalt Schaan (4)..............................            3,000,000                        15.5%
Saal Family Charitable Lead Trust UTA Dated                                                             4
  2/25/98 (5)...........................................            1,118,767                         6.
Edward W. Savarese (6)..................................              277,600                         2.1
A. L. Dubrow (7)........................................              245,014                         1.8
Brian Bonar (8).........................................              214,464                         1.6
David M. Carver (9).....................................                8,333                           *
Warren T. Lazarow (9)...................................                8,333                           *
All current directors and                                           6,080,477                        27.4
  executive officers as a group
  (9 persons) (10)......................................

*        Less than one percent of the outstanding Common Stock

(1) Percentage of ownership is based on 16,320,155 shares of Common Stock outstanding on February 10, 1999. Shares of Common Stock subject to stock options warrants and convertible securities which are currently exercisable or convertible or will become exercisable or convertible within 60 days after February 10, 1999 are deemed outstanding for computing the percentage of the person or group holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person or group.


(2) Harry J. Saal is a trustee of the Harry J. Saal Trust UTA Dated 7/19/72, 1955 Bryant Street, Palo Alto, CA 94301. Includes 3,031,073 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after February 10, 1999. Includes also 2,470,000 shares issuable upon the conversion of Series E Stock into shares of Common Stock assuming that the conversion rate used is $.50 (see "Proposal 5 Approval of the Issuance of Additional Shares of Common Stock Upon Conversion of Series E Convertible Preferred Stock"). Includes also 100,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days after February 10, 1999.

(3) The address of the beneficial owner is Trident Chambers, P.O. Box 146, Roadstown Tortola, British Virgin Islands, Attn.: Francois Morax. Includes 2,000,000 shares issuable upon the conversion of (i) 250 outstanding shares of Series D Stock and (ii) 250 shares of Series D Stock to be issued within two business days of the declaration of effectiveness of the Registration Statement by the SEC, into shares of Common Stock (see "Proposal 4 Approval of the Issuance of Additional Shares of Common Stock Upon Conversion of Series D Convertible Stock"). Includes also 1,000,000 shares issuable upon exercise of Series D Warrants that are currently exercisable or will become exercisable within 60 days after February 10, 1999.

         If Proposals 4 and 5 of this proxy statement are approved by a majority of the shares of Common Stock entitled to vote at the Meeting, Balmore Funds S.A. could, if it converted all or a significant portion of its Series D Stock and/or exercised all or a significant portion of its Series D Warrants, exercise significant control over the Company. However, pursuant to the Series D Agreement, Balmore Funds S.A. has agreed that it can in no event, without providing prior notice to the Company of at least 75 days, convert Series D Stock into shares of Common Stock if such conversion would cause its holding of shares of Common Stock to be greater than 9.999 percent of the outstanding shares of Common Stock. Furthermore, pursuant to the Series D Agreement, Balmore S.A. has agreed that it may not vote more than 9.999 percent of the shares of Common Stock entitled to vote at a stockholders' meeting on any given matter.

(4) The address of the beneficial owner is 744 Fuerstentum, Landstrasse 163, Lichtenstein, Attn.: Thomas Hackl. Includes 2,000,000 shares issuable upon the conversion of (i) 250 outstanding shares of Series D Stock and (ii) 250 shares of Series D Stock to be issued within two business days of the declaration of effectiveness of the Registration Statement by the SEC, into shares of Common Stock (see "Proposal 4 Approval of the Issuance of Additional Shares of Common Stock Upon Conversion of Series D Convertible Stock"). Includes also 1,000,000 shares issuable upon exercise of Series D Warrants that are currently exercisable or will become exercisable within 60 days after February 10, 1999.

         If Proposals 4 and 5 of this proxy statement are approved by a majority of the shares of Common Stock entitled to vote at the Meeting, Austost Anstalt Schaan could, if it converted all or a significant portion of its Series D stock and/or exercised all or a significant portion of its Series D Warrants, exercise significant control over the Company. However, pursuant to the Series D Agreement, Austost Anstalt Schaan has agreed that it can in no event, without providing prior notice to the Company of at least 75 days, convert Series D Stock into shares of Common Stock if such conversion would cause its holding of shares of Common Stock to be greater than 9.999 percent of the outstanding shares of Common Stock. Furthermore, pursuant to the Series D Agreement, Austost Anstalt Schaan has agreed that it may not vote more than 9.999 percent of the shares of Common Stock entitled to vote at a stockholders' meeting on any given matter.

(5) Leonard J. Shustek is the trustee of the Saal Family Charitable Lead Trust UTA Dated 2/25/98, 1955 Bryant Street, Palo Alto, CA 94301. (Harry J. Saal has no beneficial ownership interest in any of the shares of this trust). Includes 330,000 shares issuable upon the conversion of Series E Stock into shares of Common Stock assuming that the conversion rate used is $.50 (see "Proposal 5 Approval of the Issuance of Additional Shares of Common Stock Upon Conversion of Series E Convertible Preferred Stock"). Includes also 165,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days after February 10, 1999.

(6) Includes 137,500 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after February 10, 1999.

(7) Includes 20,612 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after February 10, 1999.

(8) Includes 206,458 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after February 10, 1999.

(9) Represents 8,333 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after February 10, 1999.

(10) Includes 5,844,809 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after February 10, 1999.



                                                     Shares of         Percentage of Shares
                                                  Series D Stock         of Series D Stock
       Beneficial Ownership of Series D Stock   Beneficially Owned    Beneficially Owned (1)
       --------------------------------------   ------------------    ----------------------

Balmore Funds S.A. (2)........................          250              41.67%
Austost Anstalt Schaan (3)....................          250              41.67
Nesher, Inc. (4)..............................           50               8.33
Guarantee & Finance Corp. (5).................           50               8.33


(1) Percentage of ownership is based on 600 shares of Series D Stock outstanding on February 10, 1999. Within two business days of the declaration of effectiveness of the Registration Statement by the SEC, the Company will issue an additional 600 shares of Series D Stock.


(2) The address of the beneficial owner is Trident Chambers, P.O. Box 146, Roadstown Tortola, British Virgin Islands, Attn.: Francois Morax. Balmore Funds S.A. will be issued an additional 250 shares of Series D Stock within two business days of the declaration of effectiveness of the Registration Statement by the SEC.

(3) The address of the beneficial owner is 744 Fuerstentum, Landstrasse 163, Lichtenstein, Attn.: Thomas Hackl. Austost Anstalt Schaan will be issued an additional 250 shares of Series D Stock within two business days of the declaration of effectiveness of the Registration Statement by the SEC.

(4)      The address of the  beneficial  owner is Ragnall  House,  18 Peel Road,
         Douglas, Isle of Man, 1M14L2 United Kingdom, Attn.: John Clarke. Nesher, Inc. will be issued an additional 50 shares of Series D Stock within two business days of the declaration of effectiveness of the Registration Statement by the SEC.

(5) The address of the beneficial owner is Vallarino P.H., Calle 52, Elvimo Mendez, Panama, Panama, Attn.: Ricardo Durling. Guarantee & Finance Corp. will be issued an additional 50 shares of Series D Stock within two business days of the declaration of effectiveness of the Registration Statement by the SEC.


                                                                              Percentage of Shares of
                                                  Shares of Series E Stock       Series E Stock
       Beneficial Ownership of Series E Stock       Beneficially Owned(1)     Beneficially Owned(1)
       --------------------------------------     ------------------------    -----------------------

Harry J. Saal Trust
  UTA Dated 7/19/92...........................           247                       44.9%
Gilston Corporation, Ltd. (2).................            50                        9.0
Manchester Asset Management (3)...............            50                        9.0
Saal Family Charitable Lead Trust UTA
  Dated 2/25/98...............................            33                        6.0


(1) Percentage of ownership is based on 550 shares of Series E Stock outstanding on February 10, 1999. Within two business days of the declaration of effectiveness of the Registration Statement by the SEC, the Company would issue an additional 50 shares of Series E Stock.


(2) The address of the beneficial owner is Charlotte House, Charlotte Street, P.O. Box N-9204, Nassau, Bahamas, attention Ms. Dawn Davies. Gilston Corporation, Ltd. will be issued an additional 25 shares of Series E Stock within two business days of the declaration of effectiveness of the Registration Statement by the SEC.

(3) The address of the beneficial owner is Charlotte House, Charlotte Street, P.O. Box N-9204, Nassau, Bahamas, attention Anthony L.M. Inder Rieden. Manchester Asset Management will be issued an additional 25 shares of Series E Stock within two business days of the declaration of effectiveness of the Registration Statement by the SEC.


                               EXECUTIVE OFFICERS

         The executive officers of the Company as of March 24, 1999, are as follows:


Name                                Age                      Position
----                                ---                      --------

Brian Bonar........................ 51      President, Chief Executive Officer
                                            and Director
Joseph J. Pfeuffer................. 53      Senior Vice President of Engineering
Frank Leonardi..................... 53      Senior Vice President of Worldwide
                                            Sales and Marketing
Philip J. Englund.................. 55      Senior Vice President, General
                                            Counsel and Secretary
Christopher W. McKee............... 50      Vice President of Finance and
                                            Administration


         Brian Bonar has been nominated to serve as a director of the Company. See "Proposal 1 Election of the Board" for a discussion of Mr. Bonar's business experience.


         Joseph J. Pfeuffer has served as Senior Vice President of Engineering of the Company since February 1998. Prior to joining the Company, Mr. Pfeuffer was a Director of Engineering with Adobe Systems, Inc. during 1996 and 1997 where he was responsible for Postscript-Registration Mark- controller development. From 1990 to 1996 Mr. Pfeuffer was a Director of Engineering with Output Technology responsible for electronic and software engineering. Mr. Pfeuffer holds a B.S. degree from Stevens Institute of Technology and a Masters of Business Administration from Washington University.

         Frank Leonardi has served as Senior Vice President of Worldwide Sales and Marketing of the Company since September 1998. Prior to joining the Company, Mr. Leonardi served as an independent consultant for over five years providing sales management consulting for various domestic and international markets for numerous companies. Mr. Leonardi holds a B.S. degree from Iona College.

         Philip J. Englund has served as Senior Vice President, General Counsel and Secretary of the Company since February 1999. Prior to joining the Company, Mr. Englund served as general counsel to a number of companies on a contract basis from October 1997 through February 1999, as he had done form April 1995 through November 1996. He served as Senior Vice President, General Counsel and Secretary to The Titan Corporation from November 1996 through October 1997; and as Vice President and General Counsel to Optical Radiation Corporation from November 1986 through April 1995.

         Christopher W. McKee has served as Vice President of Finance and Operations of the Company since August 1998. Prior to joining the Company, Mr. McKee spent 23 years with Flowserve Corporation and its predecessor company, BW/IP, Inc., in various financial management positions, including most recently as its Director of Information Technology and Baan Implementation. Mr. McKee holds a masters in business administration from Pepperdine University.



                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

         The following table provides certain summary information concerning the compensation earned by each of the Company's Chief Executive Officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended June 30, 1996, 1997 and 1998. None of the Company's other executive officers were paid a salary and bonus for the 1998 Fiscal Year in excess of $100,000. The listed individuals shall be hereinafter referred to as the "Named Officers."



                           SUMMARY COMPENSATION TABLE


                                                                                                     Long Term
                                                                                                   Compensation
                                                                                                   -------------
                                                           Annual               Compensation          Awards
                                                 --------------------------   -----------------    -------------
                                                                                                                        Other
                                                                                    Other                              Compen-
                                     Fiscal                                        Annual            Options/          sation
  Name and Principal Position         Year         Salary          Bonus        Compensation         SARS (#)            (5)
-------------------------------     ---------    ----------     -----------   -----------------    -------------     -----------

*Brian Bonar...................       1998        $ 235,243     $    --             $   --            450,000         $    --
    Director, President and Chief     1997          173,391          --                 --            150,000              --
    Executive Officer                 1996          155,648          --              12,009  (2)      750,000              --

*Edward W. Savarese............       1998          270,000      85,000(1)           210,973 (3)      300,000              --
    Director and Chief Executive      1997          255,000          --               38,235          150,000              --
    Officer                           1996          246,792          --               72,850 (4)    1,675,000           4,710

* Dr. Savarese resigned as the Chief Executive Officer of the Company on April 1, 1998, and as director of the Company as of June 15, 1998. Mr. Bonar was appointed as Chief Executive Officer of the Company on April 1, 1998.

(1) This amount includes $40,000 of deferred bonuses from the fiscal year of 1997 (the "1997 Fiscal Year").

(2) This amount includes $12,009 of accrued but unpaid vacation due to Mr. Bonar that was converted into unregistered shares of Common Stock.

(3) This amount includes $75,000, which represents the compensation deemed paid to Dr. Savarese upon exercise of certain warrants to purchase 75,000 shares of Common Stock, and $56,362 for accrued vacation benefits that were paid to Dr. Savarese.

(4) This amount includes $42,500 for accrued vacation benefits and $30,350 of accrued but unpaid compensation due to Dr. Savarese that was converted into unregistered shares of Common Stock.

(5) This amount represents the total insurance premiums paid for term life insurance for the benefit of Dr. Savarese for fiscal 1996. For fiscal 1997, the policy was converted to a whole life policy.

Option/SAR Grants in Last Fiscal Year

         The following table provides information on options/SARs granted in the 1998 Fiscal Year to the Named Officers.


                            Number of        Percent of Total                                           Potential Realizable
                            Securities       Options/sars        Exercise                                Value at Assumed
                            Underlying        Granted to          Or Base                             Annual Rates of Stock
                           Options/sars      Employees in          Price          Expiration          Price Appreciation for
        Name             Granted (#) (1)      Fiscal Year        ($/share)           Date                  Option Term
--------------------     ----------------   ---------------     -----------    -----------------   ----------------------------
                                                                                                           5% ($)          10% ($)
Brian Bonar                  200,000            12.78%          $4.00             January 30, 2008       $503,116       $1,274,994

Brian Bonar                  200,000            15.98            3.00             April 1, 2008           471,671        1,195,307

Edward W. Savarese*          200,000            19.17            4.00             January 30, 2008        754,674        1,912,491

* Dr. Savarese resigned as the Chief Executive Officer of the Company on April 1, 1998, and as a director of the Company as of June 15, 1998.

(1)      Warrants become exercisable monthly over 48 months from date of grant.


Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-end Option/SAR Values

         The following table provides information on option exercises in the 1998 Fiscal Year by the Named Officers and the value of such Named Officers' unexercised options at June 30, 1998. Warrants to purchase Common Stock are included as options. No stock appreciation rights were exercised by the Named Officers during the 1998 Fiscal Year, and no stock appreciation rights were held by them at the end of the 1998 Fiscal Year.


                            Shares             Value               Number of Securities                 Value of Unexercised
                          Acquired on       Realized (#)           Underlying Unexercised             In-the-money Options/sars
        Name             Exercise (#)                            Options/sars at FY-end (#)           At Fiscal Year End ($) (1)
--------------------    ---------------    -------------    ----------------------------------    --------------------------------
                                                             Exercisable       Unexercisable       Exercisable     Unexercisable
--------------------    ---------------    -------------    --------------    ----------------    -------------  -----------------

Brian Bonar                 40,000              $216,250           131,458             513,542         $143,047           $205,078

Edward W. Savarese*         75,000               119,550            81,250             368,750               --                 --

 * Dr. Savarese resigned as the Chief Executive Officer of the Company on April 1, 1998, and as a director of the Company as of June 15, 1998.

(1) At the 1998 Fiscal Year end, the average of the bid and asked price of the Common Stock on that date as quoted by the NASD Electronic Bulletin Board was $3.88.

Employment   Contracts,   Termination   of  Employment   and   Change-in-control
Arrangements

         The Company entered into an employment agreement with Dr. Savarese as of July 1, 1990, which was amended in 1994, 1997 and 1998, calling for employment through June 30, 2002. The salary under the amended agreement, commencing July 1, 1998, is $198,750 per year.

         The Company also entered into an employment agreement with Mr. Bonar (with Dr. Savarese, the "Executives"), effective September 1, 1994, and amended April 1, 1998, calling for employment through June 30, 1999, at an annual base salary of $250,000 plus incentive bonus.

         These employment agreements provide that, in the event of termination without cause, whether or not occurring in the aftermath of a change in corporate control, the Company shall pay, within 72 hours after his termination, his entire salary for the remainder of the entire term, and shall also continue his fringe benefits for the remainder of the entire term.

         In the event of an Executive's death or permanent disability, his salary shall continue during the entire term, and his stock options shall be exercisable until two years after his death or permanent disability.

         An Executive shall be entitled to severance pay equal to one-half of his fiscal 1999 annual salary if his employment terminates upon the scheduled expiration of the employment agreement, or if he is terminated without cause within six months before the scheduled expiration of the employment agreement.


         The Company entered into an employment letter agreement with Mr. Leonardi as of September 1, 1998, which calls for a base monthly salary of $16,500 and entitles Mr. Leonardi to bonuses based on services provided to the Company in addition to the services provided to the Company pursuant to his position as Senior Vice President of Worldwide Sales and Marketing. In addition, Mr. Leonardi may earn commissions based on sales targets achieved by the Company. Pursuant to the terms of his letter agreement, Mr. Leonardi also receives other employee benefits, including certain medical benefits and eligibility to be part of the Company 401(k) plan. Mr. Leonardi's employment with the Company is "at-will" and may be terminated at any time.

         The Company entered into an employment agreement with Mr. Englund as of February 22, 1999, which calls for a base monthly salary of $11,667.67 for a term of three years. Pursuant to his employment agreement, Mr. Englund is eligible for the following bonuses:

         o $5,000 quarterly bonuses based upon achievement of objectives to be mutually agreed-upon by Mr. Englund and the Company's chief executive officer; and

         o at the sole discretion of the Company, Mr. Englund may receive from time to time additional compensation or benefits.

In addition, Mr. Englund also receives other employee benefits, including certain medical benefits and eligibility to be part of the Company 401(k) plan.

           Mr. Englund's employment agreement provides that, in the event of termination without cause, termination for good reason or pursuant to change in corporate control, the Company shall pay, within 72 hours after his termination, an amount equal to six months of his salary together with any other compensation or benefits owed to him by the Company. In the event of his death or permanent disability, his salary shall continue during the entire term, and his stock options shall be exercisable until two years after his death or permanent disability. Mr. Englund shall be entitled to severance pay equal to one-half of his annual salary if his employment terminates upon the scheduled expiration of the employment agreement or if he is terminated without cause within six months before the scheduled expiration of the employment agreement.


         The Company entered into an employment letter agreement with Mr. McKee as of August 3, 1998, calling for a base monthly salary of $11,750. Pursuant to the terms of his letter agreement, Mr. McKee is eligible for the following bonuses:

         o quarterly bonus based on the Company achieving quarterly sales and profit objectives; and

         o at the sole discretion of the Board, Mr. McKee may receive from time to time a percentage of the Company's net income.

         He also received 100,000 stock option grants pursuant to the terms of the Company's employee stock option plan and presently receives other employee benefits, including certain medical benefits and eligibility to be part of the Company 401(k) plan. Mr. McKee's employment with the Company is "at-will" and may be terminated at any time.


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee currently consists of Dr. Saal and Mr. Carver. None of these individuals was an officer or employee of the Company at any time during the 1998 Fiscal Year or at any other time.

         No current executive officer of the Company has ever served as a member of the Board or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation Committee.


Compensation Committee Report on Executive Compensation

         It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's stock option plan.

         The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

         General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

         Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1998 Fiscal Year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

         Base Salary. In setting base salaries, the Compensation Committee attempted to keep the base salaries of the Company's officers at a level around the median range of the salaries of officers in comparable companies. The Compensation Committee also considered each individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.


         Annual Incentives. The annual incentive bonuses for the Company's executive officers are granted pursuant to the terms and conditions of an executive officer's employment agreement and based on a percentage of an executive officer's base pay which is adjusted to reflect the actual financial performance of each executive officer and the achievement of Company goals during the year. If an executive officer's employment agreement does not call for annual incentive bonuses then an executive officer will not receive the bonuses. Based on these criteria, only Dr. Savarese received bonuses in the 1998 Fiscal Year. Dr. Savarese's employment agreement provided that a bonus of $15,000 be paid to him for each fiscal quarter the Company achieved pre-tax profits. In 1998, the Company had pre-tax profits in the first three quarters of the year and, accordingly, Dr. Savarese earned bonuses totaling $45,000 in the Fiscal Year 1998. Subsequent target bonuses pursuant to Dr. Savarese's employment agreement were not met and therefore no further bonuses were paid to him for the Fiscal Year 1998. In addition, Dr. Savarese received $40,000 in annual incentive bonuses which was earned in the Fiscal Year 1997 but not paid until the Fiscal Year 1998.


         Long-term Incentives. Generally, stock option grants or other forms of stock-based incentive awards are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

         The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

         CEO Compensation. In setting the total compensation payable to the two individuals that served as the Company's Chief Executive Officer during the 1998 Fiscal Year, the Compensation Committee sought to make their compensation competitive with the compensation paid to the chief executive officers of companies of similar size, in comparable industries, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation.

         For the 1998 Fiscal Year, the Compensation Committee believes that Dr. Savarese's and Mr. Bonar's base salaries ($270,000 and $235,243, respectively) were approximately at the median of the base salary levels of other chief executive officers at comparable companies. Dr. Savarese's base salary was paid pursuant to the terms of his employment agreement originally signed in 1990. Mr. Bonar's base salary was increased on becoming the Company's Chief Executive Officer in consideration of the additional responsibilities of such position.

         The remaining components of Dr. Savarese's and Mr. Bonar's 1998 Fiscal Year compensation, however, were primarily dependent upon corporate performance. Dr. Savarese was eligible for a cash bonus for the 1998 Fiscal Year conditioned on the Company's attainment of business plan objectives. Dr. Savarese earned an $85,000 bonus for the 1998 Fiscal Year because the Company attained certain of these objectives and also had achieved certain business plan objectives in the 1997 Fiscal Year, with such 1997 Fiscal Year bonuses having been deferred for payment in the 1998 Fiscal Year. Mr. Bonar was not eligible for a cash bonus for the 1998 Fiscal Year in his role as Chief Executive Officer because he served in that position for only approximately three months during the 1998 Fiscal Year. The Compensation Committee granted stock-based incentive awards to Dr. Savarese and Mr. Bonar in the 1998 Fiscal Year in order to provide them with an equity incentive to continue contributing to the financial success of the Company. Dr. Savarese's incentive awards totaled 300,000 shares and Mr. Bonar's incentive awards totaled 450,000 shares during the 1998 Fiscal Year. These incentive awards will have value for Dr. Savarese and Mr. Bonar only if the market price of the underlying shares appreciates over the market price in effect on the date the grant was made.

         Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1998 Fiscal Year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for the 1998 Fiscal Year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

         It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-and long-term.

         Submitted by the Compensation Committee.


Stock Performance Graph

         The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index.


                                                           CUMULATIVE TOTAL RETURN
                                     -------------------------------------------------------------------
                                        6/94         6/95          6/96          6/97          6/98

IMAGING TECHNOLOGIES CORPORATION       100.00        33.93         403.57       198.66         138.39
NASDAQ MARKET (U.S.)                   100.00       133.50         171.39       208.36         274.93
NASDAQ COMPUTER & DATA PROCESSING      100.00       163.26         216.84       273.73         414.38

(1)      The graph covers the period from July 1, 1993 to June 30, 1998.

(2) The graph assumes that $100 was invested in the Company on July 1, 1993, in the Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.


                              CERTAIN TRANSACTIONS

         Irwin Roth, a former director of the Company, receives compensation as a consultant to the Company on corporate matters under an agreement expiring in June 2002. These consulting fees amounted to $120,000 in the 1998 Fiscal Year. Effective July 1, 1998, the annual consulting fee under the agreement was reduced to $55,583. During the 1998 Fiscal Year, as consideration for services provided relating to the private placement of the Series C Preferred Stock, this former director received commissions and expense reimbursement totaling $200,000 of which $100,000 was paid in cash and $100,000 was used to exercise warrants for 100,000 shares at a price of $1.00 per share.

         During calendar year 1995, Dr. Edward W. Savarese, a former director and the former Chief Executive Officer of the Company, loaned to the Company an aggregate of $100,000 under a convertible note with interest at the rate of 7 percent per year. In May 1998, the note was converted into 64,516 shares of Common Stock. Dr. Savarese was also a director of Color Solutions, Inc., which was acquired by the Company in November 1997 through the issuance of Common Stock. In connection with the acquisition, Dr.
Savarese received 40,000 shares of Common Stock.

         In January 1996, the Company sold to Dr. Saal for $500,000 five-year warrants to purchase 2,000,000 shares of its Common Stock at the rate of $5.00 per share. The warrant contained certain anti-dilution provisions should the Company issue equity instruments at less than 50 percent of the exercise price. As a result of subsequent financings, the exercise price of this warrant has been reduced as a result of this provision. In June and December 1996, Dr. Saal exercised warrants to purchase 666,667 and 18,000 shares, respectively.

         In May 1998, Dr. Harry Saal, a director of the Company, loaned $1,000,000 to the Company under a 10 percent note payable on demand at any time on or after December 31, 1998 (the "Saal 10% Note"). The note is convertible into Common Stock at anytime at Dr. Saal's option at the lesser of $2.36 per share or 85 percent of the volume weighted trade price of Common Stock on the date of conversion.

         In September 1998, Dr. Saal and certain other investors (either individually or as part of a group), all of which were owners of more than 5 percent of the Company's outstanding Common Stock, provided the Company with funding totaling $4,375,000. In exchange, the Company issued 500,000 shares of its Common Stock at a price of $2.50 per share and subordinated promissory notes in the amount of $3,125,000. Of the notes, Dr. Saal purchased $1,500,000 in the form of non-convertible notes (the "Saal Non-convertible Notes"). The Company also issued three-year warrants to the investors as part of this financing. The warrants authorize the purchase of 490,000 shares of Common Stock at an exercise price of $2.025 per share: Dr. Saal received 300,000 of these warrants. All of the investors, including Dr. Saal, are parties to a Registration Rights Agreement that grants certain registrations rights with respect to the shares of Common Stock purchased in the financing and issuable upon exercise of the warrants.


         In February 1999, pursuant to the Series E Agreement, of which Dr. Saal was an investor, Dr. Saal exchanged and/or canceled the Saal 10% Note, all accrued interest and fees associated therewith, certain accrued interest on the Saal Non-convertible Notes and all accrued director's fees, in the amount of $1.235 million, for 247 shares of the Company's Series E Stock. Also pursuant to such Series E Agreement became a party to a Registration Rights Agreement that grants Dr. Saal certain registration rights with respect to the shares of Common Stock underlying the Series E Stock and Series E Warrants. See "Proposal 5 Approval of the Issuance of the Company's Securities Pursuant to a Securities Purchase Agreement Relating to Series E Convertible Preferred Stock."




      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       The members of the Board, the executive officers of the Company and persons who hold more than 10 percent of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1998 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below.

       Mr. Bonar did not timely file a Form 4 with the SEC with respect to one transaction. In addition, each of Messrs. Stephen MacDonald (former director of the Company), Carver, Lazarow and Gerry Berg (former Secretary of the Company) did not timely file a Form 3 with the SEC. In addition, each of Messrs. MacDonald, Carver, Lazarow and Berg did not timely file a Form 5 with the SEC.



                                  ANNUAL REPORT

       A copy of the Annual Report of the Company for the 1998 Fiscal Year (the "Annual Report") has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.



                                    FORM 10-K


       The Company filed an Annual Report on Form 10-K with the SEC on or about October 13, 1998. Stockholders may obtain a copy of this report, without charge, by writing to Philip J. Englund, Senior Vice President and General Counsel of the Company, at the Company's principal executive offices located at 11031 Via Frontera, San Diego, California 92127.

                                    Exhibit A
               Form of Proposed Amendment to Article Fourth to the
                     Company's Certificate of Incorporation


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        IMAGING TECHNOLOGIES CORPORATION


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Imaging Technologies Corporation.

         2. The Certificate of Incorporation of the Corporation (hereinafter called the "Certificate of Incorporation") is hereby amended by deleting the number 10,000 in the second sentence of Section (1) of Article Fourth and inserting the number 100,000 in its place.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



Dated: April __, 1999



                                                     ---------------------------
                                                     Brian Bonar, President

Attest:



---------------------------------
Philip J. Englund, Senior Vice President

                                    Exhibit B
                   Proposed Form of the 1998 Stock Option Plan


                             1998 STOCK OPTION PLAN
                                       Of
                        IMAGING TECHNOLOGIES CORPORATION


                  1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees) and directors of, and consultants to, IMAGING TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), or any Parent or Subsidiary (as such terms are defined in Paragraph 19 hereof) of the Company, and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

                  2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12 hereof, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 1,500,000. Such shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13 hereof, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

                  3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee (the "Compensation Committee of the Company's Board of Directors (the "Committee"), which Committee, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (as the same may be in effect and interpreted from time to time, "Rule 16b-3"), shall consist of not less than two (2) directors, each of whom shall be a non-employee director within the meaning of Rule 16b-3. Unless otherwise provided in the By-laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Committee without a meeting, shall be the acts of the Committee. Those administering the Plan are referred to herein as the "Administrators".

                  Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine: the employees, consultants and directors who shall be granted options; whether an option to be granted to a employee is to be in ISO or an NQSO (options to be granted to consultants and directors who are not employees shall be NQSOs); the times when an option shall be granted; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant, the vesting or the exercise of an option or the shares acquired pursuant to the exercise of an option to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 hereof (the "Contract"), including, without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as such term is defined in Paragraph 19 hereof), to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent, and to determine whether such restrictions or contingencies have been met; whether an optionee is Disabled (as such term is defined in Paragraph 19 hereof); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the fair market value of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and provided, further, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any option granted under the Plan, or any amendment to either, which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders in order to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties thereto. No Administrator or former Administrator shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder.

                  4. ELIGIBILITY.  The  Administrators may from time to time, in their sole discretion, consistent with the purposes of the Plan, grant options to (a) employees (including officers and directors who are employees) of, (b) directors (who are not employees) of, and (c) consultants to, the Company or any Parent or Subsidiary of the Company. Such options granted shall cover such number of shares of Common Stock as the Administrators may determine, in their sole discretion, as set forth in the applicable Contract; provided, however, that the maximum number of shares subject to options that may be granted to any employee during any calendar year under the Plan (the "162(m) Maximum") shall be 250,000 shares; and provided, further, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5 hereof) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

                  5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Administrators, in their sole discretion, as set forth in the applicable Contract; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

                  The fair market value of a share of Common Stock on any day shall be (a) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day, or (b) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported by the market upon which the Common Stock is quoted, The Wall Street Journal, the National Quotation Bureau Incorporated or an independent dealer in the Common Stock, as determined by the Company; provided, however, that if clauses (a) and (b) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board of Directors by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

                  6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Administrators, in their sole discretion, as set forth in the applicable Contract; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof; and provided, further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

                  7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5 hereof) equal to the aggregate exercise price of all options being exercised or a combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including payments for any required withholding amounts, have been made.

                  The Administrators may, in their sole discretion (in the Contract or otherwise), permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

         In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

                  8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company, its Subsidiaries and Parent as an employee, director or consultant has terminated for any reason (other than as a result of the death or Disability (as such term is defined in Paragraph 19 hereof) of the Optionee) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for Cause (as such term is defined in Paragraph 19 hereof), or (b) without the consent of the Company, such option shall terminate immediately.

                  For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company, any of its Subsidiaries or a Parent if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days or, if longer, so long as the individual's right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

                  Notwithstanding the foregoing, except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent (regardless of having changed from one position to another or having been transferred from one entity to another).

                  Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, as a director of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee's relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

                  9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an individual optionee dies
(a) while he is an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for Cause or without the consent of the Company or such Subsidiary or Parent) or (c) within one year following the termination of such relationship by reason of Disability, the optionee's option may be exercised, to the extent exercisable on the date of the optionee's death, by the optionee's Legal Representative (as defined in Paragraph 19) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

                  Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent has terminated by reason of Disability (without continuing in another such capacity) may exercise the optionee's option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

                  10. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

                  The Administrators may require, in their sole discretion, as a condition to the receipt of an option or the exercise of any option that the optionee execute and deliver to the Company such representations and warranties, in form, substance and scope satisfactory to the Administrators, as the Administrators determine are necessary or appropriate to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including, without limitation, that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for the optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

                  In addition, if at any time the Administrators shall determine, in their sole discretion, that the listing or qualification of the shares of Common Stock subject to any option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental agency or self-regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuing of shares of Common Stock upon the exercise thereof, such option may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

                  11. CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, which Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators. The terms of each option and Contract need not be identical.

                  12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of a stock dividend, stock split, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties thereto. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to options without payment therefor.

                  In the event of (a) the liquidation or dissolution of the Company, or (b) a transaction (or series of related transactions) that is approved by a majority of the members of the Company's Board of Directors who were elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets) and in which either (i) the voting power (in the election of directors generally) of the Company's voting securities outstanding immediately prior to such transaction(s) cease to represent at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction(s) or (ii) the registration of the Common
Stock under the Securities Exchange Act of 1934 is terminated, then all outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

                  13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on October 26, 1998. No ISO may be granted under the Plan after October 25, 2008. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3, Section 162(m) of the Code or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12 hereof, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or the 162(m) Maximum, (b) change the eligibility requirements to receive options hereunder or (c) make any change for which applicable law requires stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the optionee, adversely affect the optionee's rights under any option granted under the Plan. The power of the Administrators to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

                  14. NON-TRANSFERABILITY. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided in the immediately preceding sentence, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

                  15. WITHHOLDING TAXES. The Company, a Subsidiary or Parent may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise of an option having an aggregate fair market value on the relevant date (determined in accordance with Paragraph 5 hereof) or a combination of cash and shares, in an amount equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a

Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option, or the disposition of the underlying shares of Common Stock. Alternatively, the Company, a Subsidiary or Parent may require the holder to pay to it such amount, in cash, promptly upon demand.

                  16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

                  The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

                  17. USE OF PROCEEDS. The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its discretion.

                  18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the Company's stockholders, substitute new options for prior options of a Constituent Corporation (as such term is defined in Paragraph 19 thereof) or assume the prior options of such Constituent Corporation.

                  19. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

                           (a) "Cause" shall mean (i) in the case of an employee
or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in all other cases, cause within the meaning of applicable state law.

                           (b)   "Constituent   Corporation"   shall   mean  any
corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

                           (c)  "Disability"  shall mean a  permanent  and total
disability within the meaning of Section 22(e)(3) of the Code.

                           (d) "Legal  Representative"  shall mean the executor,
administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

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



                           (e)  "Parent"  shall  have  the  same  definition  as
"parent corporation" in Section 424(e) of the Code.

                           (f)  "Subsidiary"  shall have the same  definition as
"subsidiary corporation" in Section 424(f) of the Code.

                  20. GOVERNING LAW; CONSTRUCTION. The Plan, the options and Contracts hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

                  Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

                  21. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

                  22. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote thereon at the next duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval; provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before October 7, 1999, the Plan and any options granted hereunder shall terminate.

                            THE BOARD OF DIRECTORS OF
                        IMAGING TECHNOLOGIES CORPORATION


Dated: April __, 1999


         IMAGING TECHNOLOGIES CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Brian Bonar and Philip J. Englund jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of Imaging Technologies Corporation (the "Company") to be held on Monday, [April __], 1999, or at any postponements or adjournments thereof, as specified below, and to vote in his or her discretion on such other business as may properly come before the Annual Meeting and any adjournments thereof.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND
6

         1.       ELECTION OF DIRECTORS:

         Nominees: Harry J. Saal, Brian Bonar, A. L. Dubrow, David. M. Carver and Warren T. Lazarow

         /  /  VOTE FOR ALL NOMINEES ABOVE    /  / VOTE WITHHELD FROM ALL
                                                   NOMINEES (EXCEPT AS WITHHELD
                                                   IN THE SPACE BELOW)

         Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

         2.       AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

         Amendment of the Company's Certificate of Incorporation to increase the number of the Company's preferred stock authorized to be issued from 10,000 shares to 100,000 shares.

         3.       APPROVAL OF 1998 STOCK OPTION PLAN:

         Approval of the 1998 Stock Option/Stock Issuance Plan, pursuant to which 1,000,000 shares of Common Stock will be reserved for issuance over the term of such plan.

         /  /  VOTE FOR             /  /  VOTE AGAINST          /  /  ABSTAIN

         4. APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES D CONVERTIBLE PREFERRED STOCK

         Approval of the issuance of all shares of Company Common Stock which the Company would be entitled to issue upon conversion of the Company's Series D Convertible Preferred Stock.

         /  /  VOTE FOR             /  /  VOTE AGAINST        /  /  ABSTAIN

         5. APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES E CONVERTIBLE PREFERRED STOCK:

         Approval of the issuance of all shares of Company Common Stock which the Company would be entitled to issue upon conversion of the Company's Series E Convertible Preferred Stock.

         /  /  VOTE FOR             /  /  VOTE AGAINST        /  /  ABSTAIN

         6.       RATIFICATION OF ACCOUNTANTS:

         Ratification and approval of the selection of Boros & Farrington APC as independent auditors for the fiscal year ending June 30, 1999.

         /  /  VOTE FOR             /  /  VOTE AGAINST        /  /  ABSTAIN

         (PLEASE SIGN AND DATE ON REVERSE SIDE)

         UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 and 6 AND WILL BE VOTED BY THE PROXY HOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

         DATED:  __________, 19__

         SIGNATURE OF STOCKHOLDER

         PRINTED NAME OF STOCKHOLDER

         TITLE (IF APPROPRIATE)

         PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH, AND, IF SIGNING FOR A CORPORATION, GIVE YOUR TITLE. WHEN SHARES ARE IN THE NAMES OF MORE THAN ONE PERSON, EACH SHOULD SIGN.

            CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. / /




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